Exhibit 10.1 - Employment Agreement

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (this "Agreement") made as of July 1, 2002 by and between Muller Media, Inc., a Nevada corporation having its principal place of business at 11 East 47th Street, New York, NY (the "Employer"), and John J. Adams (the "Employee") residing at 71 Sandpiper Drive, Hackettstown, NJ 07840.

                                   WITNESSETH:

     WHEREAS the Employer is engaged in the Media and Entertainment business;
and

     WHEREAS the Employee possesses technical, management and marketing experience related to the type of business and activities in which the Employer is now engaged; and

     WHEREAS the Employee desires to be employed by the Employer and the Employer desires to employ the Employee, upon the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employer and the Employee agree as follows:

     1. Employment. The Employer hereby employs the Employee and the Employee hereby accepts employment from the Employer, upon the terms and conditions set forth in this Agreement.

     2. Term. The term of this Agreement shall commence on the date of this document and shall end five (5) years from such date.

     3. Scope of Duties. During the term of this Agreement, the Employee shall be employed as the Chairman &Chief Executive Officer of the Employer. The employee shall have general control of and the responsibility for the day to day operations of the Employer relating to the general administration of the business, financial matters, development of new business and sales of products of the business. Such control and responsibility shall include, without limitation, the power to hire and discharge employees, to disburse funds, and to do all other acts necessary or appropriate to operate the business of the Employer. Furthermore, the Employee shall have general responsibility for such duties as are consistent with such position and as directed by the Board of Directors from time to time. Such duties may include acquisition activities, sale of subsidiary companies, creation, analysis, planning, direction and implementation of business plans for the Company and its various subsidiaries.

     4. Scope of Service. During the term of this Agreement, the Employee shall, consistent with his duties as Chief Executive Officer of Employer, devote his attention, energies, and best efforts to the business of the Employer, and shall perform all of the duties that are required of him pursuant to the express terms of this Agreement. During the term of this Agreement, the Employee shall not, directly or indirectly, alone or as a member of any partnership, firm, corporation, association or other entity, or as an officer, director, employee or consultant of any corporation or other entity, be engaged in or concerned with any other business activity, whether or not such business activity is pursued for gain or profit or for other pecuniary advantage which shall compete with the Employer in the promotion, marketing and sales of media/entertainment-related merchandise. Employee will be allowed to serve on boards of directors of non-media/entertainment companies, non-profit organizations, engage in charitable activities and deliver lectures which do not directly compete with, or directly benefit competitors of the Employer. The foregoing shall not, however, be construed as preventing the Employee from investing his personal assets in such form or manner as will not require any services on his part in the operation of affairs of the companies or enterprises in which such investments are made.

     5. Compensation. As compensation for services rendered by the Employee to the Employer, the Employee shall be paid during the term of this Agreement out of the general fund of Employer in the following amounts:

     (a) Base Salary.

          (i) For the calendar year 2002 and until December 31, 2002, the Employee shall receive a base salary equal to one hundred forty six thousand, two hundred dollars ($125,000 US) per annum, payable in monthly installments ("Base Salary").

          (ii) The amount of the Employee's Base Salary in all subsequent years during the term of this Agreement, and renewals thereof, will be increased on January 1 of each year. During the term of this Agreement and all renewals thereof, the then current, current base salary shall be increased as of each January 1, beginning January 1, 2003 by a rate equivalent to any increase in the Consumer Price Index for the twelve month period occurring prior to the date of the scheduled change, plus 5 percent (%). As used in this section, the Consumer Price Index shall mean (i) the "CONSUMER PRICE INDEX FOR URBAN WAGE EARNINGS AND CLERICAL WORKERS", currently published by the Bureau of Labor Statistics of the United States Department of Labor for the Greater New York Metropolitan Area on a bi-monthly basis, or (ii) if the publication of the Consumer Price Index shall be discontinued, and/or the Consumer Price index is published more or less frequently at the time of the foregoing determinations are made, the comparable index most clearly reflecting diminution of the real value of the Base Salary and/or the publications periods most comparable to those specified above. In the event of a change in the base for the Consumer Price Index, the Numerator of the fraction referred to above shall be appropriately adjusted to reflect continued use of the base period in effect at the time of its adoption for use hereunder. At the request of either party hereto, the other from time to time shall execute an appropriate instrument supplemental to this Agreement evidencing the then current Base Salary payable by the employer hereunder.

     (b) Stock Purchase Incentive.

          (I) As inducement to secure the Employee's services the Company will grant an option, outside of the Company's Stock Option Incentive plan, (non-statutory options) in the amount of 250,000 shares of the Company's stock at an exercise price of five cents ($.05) per share, with no time limit on the employee's right to exercise said option. The Employee may exercise such options on a "cashless" basis, if desired.

     (c) Incentives.

          (i) The Employee will participate in any Company Stock Option Incentive plan established by the Employer.

     6. Withholdings. All compensation, including any incentive bonus, paid to the Employee under this Agreement shall be subject to applicable withholdings for federal, state, and local income taxes, FICA, and all other applicable withholdings required by law.

     7. Vacation. In each calendar year during the term hereof, the Employee shall be entitled to an annual paid vacation of six (6) weeks. Vacation shall be taken upon reasonable advance notice to the Employer and at such times not to interfere with the proper operation of the business of Employer or the Employee's responsibility under this Agreement. Unused vacation shall be carried over from year to year, and the Employee shall be entitled to the value of any unused vacation time remaining upon the expiration or earlier termination of this Agreement.

     8. Employee Benefits. During the term of this Agreement the Employee shall be entitled, at the Employee's option, to participate in, and to receive, any and all benefit plans and bonuses (either Employer's or Muller's), at Employee's option, for which he is now or hereafter eligible, including, but not limited to, the following:

     (a) Life insurance and disability, health, dental and welfare plans of the Employer.

     (b) Any and all retirement plans established by the Employer pursuant to the terms of said plan, including, but not limited to, Thrift Plans, ESOP's and 401(k) plans; and

     (c) Any other benefits which officers or employees of the Employer or Muller may be entitled to at any time during this Agreement.

     9. Expenses.

     (a) Employer shall reimburse the Employee for all reasonable expenses incurred by the Employee in connection with the rendering of services under this Agreement.

     (b) Employer's obligation to reimburse the Employee for such reasonable expenses is conditioned upon the employee submitting itemized statements, bills, receipts, or other evidence of expenditure, in a form reasonably satisfactory to the Employer. Reimbursement for any authorized expenses shall be made by the Employer within ten (10) days after the Employer's receipt of such itemized statements, bills, receipts, or other evidence of expenditure from the Employee.

     10. Termination.

     (a) Termination for cause. The Employer, acting through its Board of Directors, may terminate this Agreement only for cause by written notice to the Employee. For the purposes of this Agreement, the term "cause" shall include only the following acts: (1) any material breach of any fiduciary duty owed by the Employee to Employer which if curable is not cured within 30 days after written notice from Employer to Employee; or (2) any mental or physical disability suffered by the Employee which makes it impossible for the Employee to perform his duties under this Agreement for a period of one hundred eighty
(180) consecutive days; or (3) the Employee's failure, not caused by physical or mental disability, to perform his duties and responsibilities as required under the express terms of this Agreement. Employer may not terminate this Agreement under any other circumstances.

     (b) Voluntary termination by employee. This Agreement may be terminated by the Employee with or without cause upon sixty (60) days written notice to the Employer provided that employee may not compete with Employer and or Muller for a period equal to the lesser of one year from date of termination or the remainder of the then effective term of this Agreement.

     In the event that this Agreement is terminated by the Employee for any of the following reasons (collectively, "Employee Cause"), the Employee shall be entitled to Severance Benefits described in Section 11 below:

     (i) The Employer is liquidated, dissolved, consolidated, merged or sold, or a controlling interest in the common stock of the Employer is transferred from the current owner(s) thereof;

     (ii) Any material breach of any other obligation of the Employer hereunder.

Employer covenants that it will not:

     (i) Remove Employee from his current position, or reduce the Employee's duties and responsibilities;

     (ii) Relocate the Employee;

     (iii) Reduce the Employee's salary and/or benefits from those set forth in this Agreement; or

     (iv) Terminate this Agreement for any reason other than as set forth in
Section 10(a).

Any breach by Employer of this provision will constitute a "material breach" under Section 10(b) (ii) hereof.

     (c) Physician statement. Prior to terminating the Employee by reason of the existence of any condition of mental or physical disability, as stated in paragraph (a) of this Section 10, the Employer shall first obtain a written statement from an attending physician or psychotherapist competent in the area relating to Employee's illness or condition, stating that in the physician or psychotherapist's professional opinion, the Employee is unable to perform his duties and responsibilities in a manner contemplated by this Agreement. If Employee refuses or fails to consent to an examination of the Employee for the purpose of obtaining the written statement required herein, then the necessity of obtaining such statement shall be deemed waived by the Employee.

     (d) Termination upon death of Employee. This Agreement shall terminate upon the Employee's death. Upon such termination Employee's estate shall be entitled to receive Base Salary plus any adjustments due to the Employee to the last day of the calendar month in which death occurs and any unpaid incentive bonus for that month which may become due by reason of collection after Employee's death.

     11. Severance. In the event that this Agreement is terminated by the Employee for Employee Cause, then the Employer shall pay Employee the following:

     a)

     (i) The present value of the Employee's salary, less amounts the Employee would have paid for under the benefits set forth in Section 8(b) hereof for the greater of the unexpired term of this Agreement or two (2) years;

    (ii) At the Employee's election, either the payment of the present value as a lump sum, or payment in any form and manner provided for in the Employer's retirement plan, of the pension benefits which the Employee would have received at the end of the term hereof, calculated on the assumptions of full vesting and compensation for the unexpired portion of the term hereof at the rate in effect at the time of termination;

   (iii) The present value of payments the Employer would have made during the unexpired portion of the term hereof to any ESOP and Thrift Plan for the Employee; and

     (b) The Employee's then-effective Base Salary for a period of six (6) months or until Employee obtains new employment, to be paid to the Employee on the dates when such salary would have been payable had such employment not been terminated; and

     12. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

     13. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and supersedes any and all prior agreements relating to the employment of the employee by the Company. This Agreement may not be amended or modified except by a writing executed by both the Employer and the Employee.

     14. Severability. All agreements and covenants contained in this Agreement are severable, and in the event any of them are held to be invalid, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

     15. Governing Law. This Agreement shall be governed, construed, and interpreted by and in accordance with the laws of the State of New York.

     16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all collectively constituting the same instrument.

     17. Notices. All notices required or permitted under this Agreement shall be in writing and shall de deemed "given" when personally delivered or if mailed by registered or certified mail, postage prepaid, to the respective addresses of the parties stated in the preamble to this Agreement, within 5 business days of such mailing.

     18. Successors; Binding Agreement, Assignment.
     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform the Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this agreement "Company" shall mean (I) the Company as hereinbefore defined, and (ii) any successor to all of the stock of the Company or to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this section 18(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such successor.

     19. Waiver of Breach. The waiver by either party of a breach or violation of any provisions of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.

     IN WITNESS WHEREOF, the parties have executed this employment agreement on the day and year first above written.

                                         Muller Media, Inc.
                                         (Employer)


                                         By:
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Witness                                     Clifford. L. Postelnik
                                            Secretary, Member of the
                                            Board of Directors

                                         Date:
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                                         By:
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Witness                                     Robert J. Resker
                                            Member of the
                                            Board of Directors

                                         Date:
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--------------------------                  ------------------------------------
Witness                                     John J. Adams
                                            Employee

                                         Date:
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